                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2003, except for the information described in the last paragraph of Note 6, for which the date is March 3, 2003, relating to the financial statements and financial statement schedule of Aware, Inc., which appears in Aware Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
June 27, 2003



                                      - 7 -